Exhibit 16.2

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of FEDERATED TOTAL RETURN SERIES, INC. (the “Corporation”) and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement(s) on Form N-14 relating to the proposed reorganizations of Hancock Horizon Core Bond Fund (a portfolio of The Hancock Horizon Funds) into Federated Total Return Bond Fund (a portfolio of Federated Total Return Series, Inc.), and any amendments to the Registration Statement(s), including post-effective amendments; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES	TITLE	DATE
/s/ J. Christopher Donahue J. Christopher Donahue	President and Director (Principal Executive Officer)	November 17, 2016

/s/ John B. Fisher John B. Fisher	Director	November 17, 2016

/s/ Lori, A. Hensler Lori A. Hensler	Treasurer (Principal Financial Officer)	November 17, 2016

/s/ John T. Collins John T. Collins	Director	November 17, 2016

/s/ G. Thomas Hough G. Thomas Hough	Director	November 17, 2016

/s/ Maureen Lally-Green Maureen Lally-Green	Director	November 17, 2016

/s/ Peter E. Madden Peter E. Madden	Director	November 17, 2016

Reorganization(s) of Hancock Horizon Core Bond Fund into Federated Total Return Bond Fund

/s/ Charles F. Mansfield, Jr. Charles F. Mansfield, Jr.	Director	November 17, 2016

/s/ Thomas M. O’Neill Thomas M. O’Neill	Director	November 17, 2016

/s/ P. Jerome Richey P. Jerome Richey	Director	November 17, 2016

/s/ John S. Walsh John S. Walsh	Director	November 17, 2016